     Press Release

AmeriGas Reports Third Quarter Results; Updates Guidance
August 1, 2018

VALLEY FORGE, PA - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (the "Partnership," NYSE: APU), today reported financial results for the fiscal quarter ended June 30, 2018.
HIGHLIGHTS

•	GAAP net loss of $74.4 million and adjusted net loss of $20.2 million

•	Adjusted EBITDA of $67.2 million, compared with $58.4 million in the prior year

•	Updates adjusted EBITDA guidance range of $610 to $620 million for the fiscal year ending September 30, 2018
Jerry E. Sheridan, president and chief executive officer of AmeriGas, said, "We are pleased that the Partnership generated adjusted EBITDA of $67.2 million, 15% higher than the prior year and our strongest third quarter since fiscal 2013. This result was driven by higher retail volume, continued success of our National Accounts program, and expense control despite increased delivery activity. Although not as critical as in the first and second quarters, our results benefited from colder April weather, but were negatively impacted by warmer weather in May and June when compared to the prior year."
Based on the results of the first nine months of the fiscal year and expectations for the fourth quarter, the Partnership is updating its adjusted EBITDA guidance from a range of $625 to $645 million to a range of $610 to $620 million for the fiscal year ending September 30, 2018.1
KEY DRIVERS OF THIRD QUARTER RESULTS

•	Degree days for the quarter were 10% colder than normal and 21% colder than last year. April was 36% colder than normal, but the benefits were tempered by significantly warmer weather in May

•	Retail volumes sold increased 4% over prior year due to the colder weather in April

•	National Accounts volume increased 11% over prior year

•	Unit margins increased slightly despite Mont Belvieu prices that were 40% higher than the prior year

•
As previously disclosed, the company recorded a $75 million non-cash impairment charge during the third quarter associated with a plan to discontinue the use of Heritage tradenames and trademarks (excluded from Adjusted EBITDA)

CONTACT INVESTOR RELATIONS

Brendan Heck 610-456-6608	Shelly Oates 610-992-3202
1 See Note on Guidance and Use of Forward-Looking Statements

EARNINGS CALL and WEBCAST
AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss fiscal second quarter earnings and other current activities at 9:00 AM ET on Thursday, August 2, 2018. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://investors.amerigas.com/investor-relations/events-presentations or at the company website http://www.amerigas.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on August 2nd through 11:59 PM on August 9th. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 3385959.
ABOUT AMERIGAS
AmeriGas is the nation’s largest retail propane marketer, serving over 1.8 million customers in all 50 states from approximately 1,900 distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership and the public owns the remaining 74%. Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com

NOTE ON GUIDANCE and USE OF FORWARD-LOOKING STATEMENTS
Because we are unable to predict certain potentially material items affecting net income on a GAAP basis, principally mark-to-market gains and losses on commodity derivative instruments, we cannot reconcile 2018 Adjusted EBITDA, a non-GAAP measure, to net income attributable to AmeriGas Partners, L.P., the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules. Adjustments that management can reasonably estimate are provided below.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquisitions and achieve anticipated synergies, and the interruption, disruption, failure, malfunction or breach of our information technology systems, including due to cyber-attack. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

USE OF NON-GAAP MEASURES
The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income (loss) attributable to AmeriGas Partners, L.P., when evaluating the Partnership’s overall performance. These financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.
Management believes earnings before interest, income taxes, depreciation and amortization (“EBITDA”), as adjusted for the effects of gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have ("adjusted EBITDA"), is a meaningful non-GAAP financial measure used by investors to (1) compare the Partnership’s operating performance with that of other companies within the propane industry and (2) assess the Partnership’s ability to meet loan covenants. The Partnership’s definition of Adjusted EBITDA may be different from those used by other companies. Management uses Adjusted EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes, the effects of gains and losses on commodity derivative instruments not associated with current-period transactions or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have from adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership’s profitability because its parent, UGI Corporation, uses the Partnership’s Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s industry segments. UGI Corporation discloses the Partnership’s Adjusted EBITDA as the profitability measure for its domestic propane segment.
Management believes the presentation of other non-GAAP financial measures, comprised of adjusted total margin and adjusted net income (loss) attributable to AmeriGas Partners, L.P., provide useful information to investors to more effectively evaluate the period-over-period results of operations of the Partnership. Management uses these non-GAAP financial measures because they eliminate the impact of (1) gains and losses on commodity derivative instruments that are not associated with current-period transactions and (2) other gains and losses that competitors do not necessarily have to provide insight into the comparison of period-over-period profitability to that of other master limited partnerships.
Reconciliations of adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income attributable to AmeriGas Partners, L.P. to the most directly comparable financial measure calculated and presented in accordance with GAAP are presented at the end of this press release.

REPORT OF EARNINGS
AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017	2018	2017
Revenues:
Propane	$461,875	$403,954	$2,141,128	$1,803,816	$2,520,850	$2,138,228
Other	66,528	63,542	214,903	204,506	280,354	263,642
	528,403	467,496	2,356,031	2,008,322	2,801,204	2,401,870
Costs and expenses:
Cost of sales — propane	199,652	181,047	1,039,647	762,531	1,168,377	891,018
Cost of sales — other	24,492	22,367	64,770	60,276	85,105	79,960
Operating and administrative expenses	222,358	227,372	704,146	694,180	925,099	936,388
Impairment of tradenames and trademarks	75,000	—	75,000	—	75,000	—
Depreciation	36,005	35,482	109,400	103,891	153,250	139,889
Amortization	10,388	10,659	29,568	31,873	40,459	42,820
Other operating income, net	(5,793)	(8,294)	(17,443)	(10,787)	(18,529)	(16,960)
	562,102	468,633	2,005,088	1,641,964	2,428,761	2,073,115
Operating (loss) income	(33,699)	(1,137)	350,943	366,358	372,443	328,755
Loss on extinguishments of debt	—	(4,434)	—	(59,729)	—	(71,532)
Interest expense	(40,449)	(40,577)	(122,021)	(120,596)	(161,651)	(162,022)
(Loss) income before income taxes	(74,148)	(46,148)	228,922	186,033	210,792	95,201
Income tax (expense) benefit	(624)	(646)	(3,658)	(2,129)	(3,563)	1,551
Net (loss) income including noncontrolling interest	(74,772)	(46,794)	225,264	183,904	207,229	96,752
Add net loss (deduct net income) attributable to noncontrolling interest	376	42	(3,415)	(3,614)	(3,611)	(3,290)
Net (loss) income attributable to AmeriGas Partners, L.P.	$(74,396)	$(46,752)	$221,849	$180,290	$203,618	$93,462
General partner’s interest in net (loss) income attributable to AmeriGas Partners, L.P.	$10,587	$10,862	$36,208	$34,000	$47,354	$43,564
Limited partners’ interest in net (loss) income attributable to AmeriGas Partners, L.P.	$(84,983)	$(57,614)	$185,641	$146,290	$156,264	$49,898
(Loss) income per limited partner unit (a)
Basic	$(0.91)	$(0.62)	$2.00	$1.56	$1.68	$0.53
Diluted	$(0.91)	$(0.62)	$1.99	$1.56	$1.68	$0.53
Weighted average limited partner units outstanding:
Basic	93,042	93,009	93,031	92,993	93,028	92,986
Diluted	93,042	93,009	93,082	93,045	93,081	93,044
SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	202.0	195.0	905.5	863.4	1,089.0	1,045.2
Wholesale gallons sold (millions)	12.1	9.0	49.1	38.5	59.7	48.2
Total margin (b)	$304,259	$264,082	$1,251,614	$1,185,515	$1,547,722	$1,430,892
Adjusted total margin (c)	$283,959	$270,048	$1,261,751	$1,194,368	$1,517,944	$1,435,337
EBITDA (c)	$13,070	$40,612	$486,496	$438,779	$562,541	$436,642
Adjusted EBITDA (c)	$67,217	$58,421	$570,773	$514,740	$607,307	$520,043
Adjusted net (loss) income attributable to AmeriGas Partners, L.P. (c)	$(20,249)	$(28,943)	$306,126	$256,251	$248,384	$176,863
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$13,775	$10,422	$35,342	$39,854	$47,522	$55,683
Growth capital expenditures	$11,922	$10,473	$37,551	$34,657	$49,024	$46,049

(a)
Income (loss) per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

(b)	Total margin represents "Total revenues" less "Cost of sales — propane" and "Cost of sales — other."

(c)	The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA, and adjusted net income attributable to AmeriGas Partners, L.P.

GAAP / NON-GAAP RECONCILIATION
(Thousands)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017	2018	2017
Adjusted total margin:
Total revenues	$528,403	$467,496	$2,356,031	$2,008,322	$2,801,204	$2,401,870
Cost of sales — propane	(199,652)	(181,047)	(1,039,647)	(762,531)	(1,168,377)	(891,018)
Cost of sales — other	(24,492)	(22,367)	(64,770)	(60,276)	(85,105)	(79,960)
Total margin	304,259	264,082	1,251,614	1,185,515	1,547,722	1,430,892
(Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions	(20,300)	5,966	10,137	8,853	(29,778)	4,445
Adjusted total margin	$283,959	$270,048	$1,261,751	$1,194,368	$1,517,944	$1,435,337

Adjusted net income (loss) attributable to AmeriGas Partners, L.P.:
Net (loss) income attributable to AmeriGas Partners, L.P.	$(74,396)	$(46,752)	$221,849	$180,290	$203,618	$93,462
(Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions	(20,300)	5,966	10,137	8,853	(29,778)	4,445
Impairment of Heritage tradenames and trademarks	75,000	—	75,000	—	75,000	—
Loss on extinguishments of debt	—	4,434	—	59,729	—	71,532
MGP environmental accrual	—	7,545	—	7,545	—	7,545
Noncontrolling interest in net gains (losses) on commodity derivative instruments not associated with current-period transactions, impairment of Heritage tradenames and trademarks and MGP environmental accrual	(553)	(136)	(860)	(166)	(456)	(121)
Adjusted net (loss) income attributable to AmeriGas Partners, L.P.	$(20,249)	$(28,943)	$306,126	$256,251	$248,384	$176,863

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017	2018	2017
EBITDA and Adjusted EBITDA:
Net (loss) income attributable to AmeriGas Partners, L.P.	$(74,396)	$(46,752)	$221,849	$180,290	$203,618	$93,462
Income tax expense (benefit)	624	646	3,658	2,129	3,563	(1,551)
Interest expense	40,449	40,577	122,021	120,596	161,651	162,022
Depreciation	36,005	35,482	109,400	103,891	153,250	139,889
Amortization	10,388	10,659	29,568	31,873	40,459	42,820
EBITDA	13,070	40,612	486,496	438,779	562,541	436,642
(Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions	(20,300)	5,966	10,137	8,853	(29,778)	4,445
Impairment of Heritage tradenames and trademarks	75,000	—	75,000	—	75,000	—
Loss on extinguishments of debt	—	4,434	—	59,729	—	71,532
MGP environmental accrual	—	7,545	—	7,545	—	7,545
Noncontrolling interest in net gains (losses) on commodity derivative instruments not associated with current-period transactions, impairment of Heritage tradenames and trademarks and MGP environmental accrual	(553)	(136)	(860)	(166)	(456)	(121)
Adjusted EBITDA	$67,217	$58,421	$570,773	$514,740	$607,307	$520,043

The following table includes a quantification of interest expense, income tax expense, depreciation and amortization included in the calculation of forecasted Adjusted EBITDA guidance range for the fiscal year ending September 30, 2018:

	Forecast Fiscal Year Ending September 30, 2018
	(Low End)	(High End)
Adjusted EBITDA (estimate)	$610,000	$620,000
Interest expense (estimate)	162,000	162,000
Income tax expense (estimate)	3,500	3,500
Depreciation (estimate)	149,000	149,000
Amortization (estimate)	40,000	40,000